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                                                                    EXHIBIT 10.2
                              [ALLNET LETTERHEAD]

April 9, 1995


"FullName"
Allnet Communication Services, Inc.
30300 Telegraph Road
Bingham Farms, MI 48025-4510

Dear "FirstName":

The purpose of this letter ("Agreement") is to state the terms and conditions applicable to the continuation and termination of your employment by Allnet Communication Services, Inc., ("Allnet"). Accordingly, in consideration of services to be rendered by you in the future, we propose the following:

1) APPLICABILITY. The terms and conditions set forth in the subsequent sections of this Agreement shall become applicable to your employment and the termination of such employment, should such occur, during the period commencing with April 9, 1995 and ending December 31, 1996 (the "Term").

2) EMPLOYMENT. Subject to the provisions of Section 4 hereof, during the Term, Allnet will continue to employ you, and you will continue to serve Allnet, either in your current capacity or in such other capacity as Allnet shall determine from time to time.

3)  COMPENSATION.

         (a) SALARY AND BONUS OR INCENTIVE COMPENSATION. For your services under this Agreement, during the Term your compensation, including both salary and bonus or incentive compensation, shall be fixed from time to time by Allnet, but the salary portion thereof shall not be less than in effect as of the date of this Agreement. You will be afforded the opportunity to earn salary increases and an annual bonus or incentive compensation on a basis consistent with that afforded to other employees of similar stature at Allnet.

         (b) BENEFITS. For your services under this Agreement, during the Term you will continue to participate in all employee benefits or perquisites as may be made applicable to employees of similar stature by Allnet.


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April 9, 1995

4)       TERMINATION.

         If your employment is terminated within the Term, the following conditions apply:

         (a) DEATH. In the event of your death, this Agreement shall terminate as of the date of your death, provided, however, that if your death occurs subsequent to a termination pursuant to Section 4(d), the obligations of Allnet set forth in Section 4(d) shall remain in full force and effect.

         (b) TERMINATION BY ALLNET FOR CAUSE. Allnet may terminate this Agreement and your employment for cause immediately upon notice to you if it is established that there has been continued and willful neglect or material breach of your duties under this Agreement; willful misconduct by you including, without limitation, misappropriation of funds or property of Allnet or its affiliates, or material violation by you of Allnet's policies; or if you are convicted of a felony.

         (c) VOLUNTARY TERMINATION. You may terminate this Agreement and your employment at any time upon at least thirty days written notice to Allnet. After giving such notice and until the effective date of the termination specified in such notice, you will render reasonable assistance in training a replacement and in concluding your business affairs at Allnet.

         (d) OTHER TERMINATIONS. Allnet may terminate this Agreement or your employment at any time with or without cause. If Allnet terminates this Agreement or your employment other than for cause as stated in Section 4(b), or if you terminate your employment with Allnet as a result of either (a) a breach by Allnet of this Agreement or (b) as a result of Allnet or any of its affiliates offering you employment but requiring relocation or a substantial decrease in your then current compensation, then Allnet agrees, for a period of twelve months following the date of such termination:

                 (i) To continue to pay your basic salary to you or to your estate at the rate in effect at the time of such termination, and in no event less than that in effect as of the date of this Agreement and to pay you the amount of any bonuses which you have an unconditional right to receive pursuant to any bonus plan or incentive plan in effect at the time of such termination.





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April 9, 1995


                 (ii) Except as specifically set forth in Section 5 hereof, to continue to provide you with all employee benefits to which you were entitled prior to such termination, other than any officer perquisites, and upon substantially the same terms and conditions including, but not limited to, Life and Health insurance coverage; provided, however, that if you obtain full-time employment prior to the expiration of the applicable TWELVE-month period, the provision of these benefits shall terminate.

If you become entitled to the benefits of this Section 4(d), then such benefits shall be in lieu of any benefits to which you would otherwise be entitled under any policy of Allnet providing for separation payments or benefits.

5.  OTHER EMPLOYEE BENEFITS.  If your employment is terminated pursuant to
Section 4, you shall cease to be an employee for all purposes including, but not limited to: (1) your participation in the 401 (K) plan; (2) your right to exercise stock options beyond the (a) vesting schedule and (b) the term allowed in the option for exercise, upon termination of employment; and (3) your right to continue to participate in any ALC option or stock purchase plans, notwithstanding the fact that other rights granted to you in this Agreement may continue past the date on which your employment terminates.

6. WAIVER OF CLAIMS. In consideration of this Agreement, you agree to waive the claims and otherwise hold Allnet harmless as set forth in Schedule 6, attached hereto and made a part hereof.

7. OTHER AGREEMENTS. During such period as you continue to receive payments from or through Allnet pursuant to Section 4 (d) (i) or 4 (d) (ii) hereof, you agree to refrain from directly soliciting any of Allnet's and its affiliates' customers or from suggesting, persuading or inducing any other employee of Allnet and its affiliates to leave Allnet's or its affiliates' employ. Any other agreements between Allnet or its affiliates and you relating to confidentiality shall remain in effect.

8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, in your case, to your personal representatives and, in the case of Allnet, to its affiliates, successors and assigns including, but not limited to, any successor in interest by merger or any person, firm or corporation which acquires substantially all of the assets of Allnet.
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April 9, 1995

9. GOVERNING LAW. This Agreement shall be governed by the law of the State of Michigan.

        If the foregoing is entirely satisfactory to you, please execute one copy of this letter in the place provided for your signature and return it to us whereupon this letter shall constitute an agreement between us as of the date first above written.

Very truly yours,


By:_____________________________



Accepted and Agreed to this ___day of _____________, 199__.




_________________________
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Schedule 6



WAIVER AND COMPLETE RELEASE OF ALL CLAIMS


I accept the terms and conditions of the attached letter from Allnet Communication Services, Inc. (the "Company") to which this Waiver and Complete Release of All Claims is attached (the "Offer"), and hereby do release the Company, and its affiliated Companies and their current and former directors, officers, agents and employees from and waive any claims relating to or based in any way upon my employment with, or termination of employment from, the Company, including but not limited to any claim or claims in contract or tort or public policy or under any federal or state or local law dealing with discrimination in employment including but not limited to the 1964 Civil Rights Act, the Employee Retirement Income Security Act, the Elliott-Larson Civil Rights Act, and the Age Discrimination in Employment Act, except claims for any vested pension benefits to which I am entitled, if any, I understand that in return for the promises made to me by the Company in this Offer, I am waiving all discrimination in employment claims on the bases of race, sex, age, national origin, religion, height, weight, pregnancy, disability, handicap, and marital status which I have or may have against the Company and any right I have or may have to any relief to which I might otherwise be entitled as a result of any proceedings that are or might be instituted by the Equal Employment Opportunity Commission or any other similar enforcement authority.
I understand that this is a binding legal document. My release and waiver is for any relief, no matter how denominated, including but not limited to back pay, front pay, severance pay, compensatory damages, exemplary damages, punitive damages, and damages for pain and suffering.

I have carefully reviewed the contents of the Offer and, with a full and complete understanding of its terms, voluntarily accept all of the terms and conditions described. I further declare that I have been given a full and fair opportunity to discuss this matter with any attorney or advisor of my choice and that no promise not written in this letter has been made to me and that this letter contains the entire agreement between me and the Company.

As a material provision of this agreement, I agree not to divulge the terms of this agreement and its above-referenced payment to anyone except my immediate family and, or, legal counsel or advisor of my choice. I understand and agree that the Company may enforce this agreement and, or, stop or recover payments or benefits provided to me because of this agreement if I do not honor my obligations as described above.



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Waiver and Complete Release of ALL Claims



Notice: Various state and federal laws prohibit employment discrimination based on age, sex, race, color, national origin, religion, handicap or veteran status. These laws are enforced through the Equal Employment Opportunity Commission, Department of Labor and State Human Rights Agencies. You may also want to discuss this Waiver and Complete Release of All Claims with your lawyer. In any event, you should thoroughly review and understand the effect of this Agreement and Complete Release before acting on it. Therefore, please take this Agreement and Complete Release home and consider it for at least five
(5) working days before you decide to sign it.

Agreed:_________________________________  date:__________________________

Notary Public:__________________________  date:__________________________